UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) January 18, 2024

NeueHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40537	47-4991296
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9250 NW 36th St Suite 420, Doral, Florida	33178
Address of Principal Executive Office	(Zip Code)
(612) 238-1321
Registrant's telephone number, including area code

Bright Health Group, Inc.

8000 Norman Center Drive Suite 900, Minneapolis, Minnesota	55437
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BHG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐
Item 5.03    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 18, 2024, we filed with the Secretary of State of the State of Delaware a Certificate of Amendment to our Ninth Amended and Restated Certificate of Incorporation to change our corporate name from Bright Health Group, Inc. to NeueHealth, Inc. A copy of the Certificate of Amendment to the Ninth Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 hereto and incorporated by reference.

In connection with our name change, our board of directors amended and restated our Bylaws to reflect the corporate name NeueHealth, Inc. No other changes were made to our Bylaws. A copy of the Fourth Amended and Restated Bylaws reflecting the new name is attached as Exhibit 3.2 hereto and incorporated by reference.

Our common stock will begin trading under the new ticker symbol "NEUE" on the New York Stock Exchange, effective January 29, 2024. Outstanding stock certificates for shares of the Company are not affected by the name change; they continue to be valid and need not be exchanged.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Ninth Amended and Restated Certificate of Incorporation of NeueHealth, Inc.
3.2	Fourth Amended and Restated Bylaws of NeueHealth, Inc.
104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeueHealth, Inc.

Date:	January 24, 2024	By:	/s/ Jeff Craig
		Name:	Jeff Craig
		Title:	General Counsel and Corporate Secretary